Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Timothy M. Manganello, Robin J. Adams, and John J. Gasparovic, and each acting alone, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements thereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney automatically ends upon the termination of Mr. Manganello’s, Mr. Adams’, and Mr. Gasparovic’s service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 21st day of February, 2008.

/s/ Phyllis O. Bonanno                                                            /s/ David T. Brown
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Phyllis O. Bonanno                                                                David T. Brown

/s/ Jere A. Drummond                                                           /s/ Paul E. Glaske
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Jere A. Drummond                                                                Paul E. Glaske

/s/ Alexis P. Michas                                                               /s/ Ernest J. Novak Jr.
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Alexis P. Michas                                                                    Ernest J. Novak Jr.

/s/ Richard O. Schaum                                                           /s/ Thomas T. Stallkamp
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Richard O. Schaum                                                               Thomas T. Stallkamp